Exhibit 99.1

                              AMENDED AND RESTATED
                                 REDEMPTION PLAN

         CNL HOSPITALITY PROPERTIES, INC., a Maryland corporation (the "Company"), is amending its redemption plan and is adopting the following amended and restated redemption plan (the "Redemption Plan") by which shares of the Company's common stock, par value $0.01 per share (the "Shares") may be repurchased by the Company from stockholders subject to the terms and conditions set forth below. Bank of New York has agreed to serve as the redemption agent for this Redemption Plan (the "Redemption Agent").

         1. Redemption of Shares. Prior to such time, if any, as the Company lists its Shares on a national securities exchange or over-the-counter market ("Listing"), any stockholder (other than the Company's advisor, CNL Hospitality Corp.) who has held Shares for not less than one year may present to the Company for redemption at any time all or any portion equal to at least 25% of his or her Shares in accordance with the procedures outlined herein. At such time, the Company may, at its sole option, choose to redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption or that the Company will exercise its discretion to redeem such Shares and, accordingly, a stockholder's Shares may not be redeemed.

         If the Company elects to redeem Shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of Shares under the Company's reinvestment plan attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, the Company may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its common stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and reinvestment proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of Shares that the Company redeems (if the Company determines to redeem Shares) exceed 5% of the number of Shares of the Company's outstanding common stock at the beginning of such 12-month period.

         2. Insufficient Funds. In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, and the Company determines to redeem the Shares, it will redeem the Shares on a pro rata basis at the end of each quarter. A stockholder, whose Shares are not redeemed due to insufficient funds in that quarter, can ask that the request to redeem the Shares be honored at such time, if any, as there are sufficient funds available for redemption. In such case, the redemption request will be retained and such Shares will be redeemed before any subsequently received redemption requests are honored. Commitments to redeem Shares will be made at the end of each quarter and will be communicated to each stockholder who has submitted a request either telephonically or in writing. Stockholders will not relinquish their Shares to the Company until such time as the Company commits to redeem such Shares. Until such time as a commitment is communicated and Shares are actually delivered to the Company, a stockholder may withdraw his or her redemption request.

         3. Excess Funds. If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount shall be held for subsequent redemptions unless such amount is sufficient to acquire an additional property (directly or through a joint venture), or to invest in additional mortgage loans, or is used to repay outstanding indebtedness. In that event, the Company may use all or a portion of such amount to acquire one or more additional properties, to invest in one or more additional mortgage loans or to repay outstanding indebtedness, provided that the Company (or, if applicable, the joint venture) enters into a binding contract to purchase such property or properties or invests in such mortgage loan or mortgage loans, or uses such amount to repay outstanding indebtedness, prior to the time the Company has selected for the next redemption of Shares.

         4. Redemption Requests. A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company, executed by the stockholder, his or her trustee or authorized agent, to CNL Investment Company, Attn: CNL Investor Administration, Post Office Box 4920, Orlando, Florida 32802-4920. Any correspondence to the Redemption Agent should be sent to 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, or such other address as may be specified by written notice to all stockholders. The Redemption Agent at all times will be registered or exempt from registration as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent's receipt of the stockholder's request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company or the Redemption Agent may require. The
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Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

         5. Redemption Price. Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on terms determined by the Company. The redemption price for Shares redeemed during an offering would equal the price per Share which approximates the net proceeds to be received in connection with the sale of Shares pursuant to any reinvestment plan of the Company, which initially will be $9.50 per Share. Accordingly, the redemption price that the Company pays to stockholders for redemption of the Shares of common stock may vary over time to the extent that the Company's board of directors determines to make a corresponding change to the price at which it offers Shares pursuant to its reinvestment plan. Because the proceeds from the reinvestment plan are the primary source of funds to redeem Shares under the Redemption Plan, the Company would then adjust the fixed redemption price to match the price at which it offers Shares pursuant to its reinvestment plan. The Company's board of directors will announce any price adjustment and the time period of its effectiveness as part of the Company's regular communications with stockholders.

         It is not anticipated that there will be a market for the Shares before Listing occurs (and liquidity is not assured thereby). Accordingly, during periods when the Company is not engaged in an offering, it is expected that the purchase price for Shares purchased from stockholders will be determined by reference to the following factors, as well as any others deemed relevant or appropriate by the Company: (i) the price at which Shares have been purchased by stockholders, either pursuant to the Company's reinvestment plan or outside of the reinvestment plan (to the extent the Company has information regarding the prices paid for Shares purchased outside the reinvestment plan), (ii) the annual statement of Share valuation provided to certain stockholders, and (iii) the price at which stockholders are willing to sell their Shares. Shares purchased during any particular period of time therefore may be purchased at varying prices. The Company's board of directors will announce any price adjustment and the time period of its effectiveness as part of its regular communications with stockholders. Any Shares acquired pursuant to a redemption will be retired and no longer available for issuance by the Company.

         A stockholder may present fewer than all of his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least $2,500 worth of Shares based on the current offering price ($1,000 worth of Shares based on the current offering price for an IRA, Keogh Plan or pension plan).

         The Redemption Plan will terminate, and the Company will no longer accept Shares for redemption, when Listing occurs. The Company's board of directors, in its sole discretion, may amend or suspend the Redemption Plan at any time it determines that such amendment or suspension is in the Company's best interest. The board of directors may amend or suspend the Redemption Plan if (i) it determines, in its sole discretion, that the Redemption Plan impairs the Company's capital or operations; (ii) it determines, in its sole discretion, that an emergency makes the Redemption Plan not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) it determines, in its sole discretion, that the Redemption Plan would be unlawful; (v) it determines, in its sole discretion, that redemptions under the Redemption Plan, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of the Company's Shares to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) it determines, in its sole discretion, that such amendment or suspension would be in the best interest of the Company. If the board of directors amends or suspends the Redemption Plan, the Company will provide stockholders with at least 30 days advance notice prior to effecting such amendment or suspension: (i) in its annual or quarterly reports or in a current report on Form 8-K, or, (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934.

         6. Governing Law. THIS REDEMPTION PLAN AND A STOCKHOLDER'S ELECTION TO PARTICIPATE IN THE REDEMPTION PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 6.

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